PRUCO LIFE CONSOLIDATED




5.   REINSURANCE

The Company assumes and cedes reinsurance with Prudential and other companies. The effect of reinsurance for the years ended December 31, is summarized as follows:

                                       1997             1996               1995
                                   ------------     ------------      ------------
LIFE INSURANCE PREMIUMS

Gross Amount                           $ 51,851         $ 53,776          $ 44,357
Ceded to other companies                 (3,724)          (3,379)           (2,268)
Assumed from other companies              1,369            1,128                 -
                                   ------------     ------------      ------------
NET AMOUNT                             $ 49,496         $ 51,525          $ 42,089
                                   ------------     ------------      ------------
                                   ------------     ------------      ------------

                                       1997             1996               1995
                                   ------------     ------------      ------------
LIFE INSURANCE IN FORCE

Gross Amount                       $ 47,328,495     $ 47,430,580      $ 47,822,892
Ceded to other companies             (1,292,395)      (1,172,449)         (822,619)
                                   ------------     ------------      ------------
NET AMOUNT                         $ 46,036,100     $ 46,258,131      $ 47,000,273
                                   ------------     ------------      ------------
                                   ------------     ------------      ------------